UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

Progyny, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-39100	27‑2220139
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1359 Broadway New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 888‑3124

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PGNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Conditions

On May 12, 2020, Progyny, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended March 31, 2020. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated by reference herein. The information contained in the website cited in the press release is not incorporated herein.

The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01 Other Events

The Company is supplementing the risk factors disclosed in Part I, Item 1A of its Annual Report on Form 10‑K for the year ended December 31, 2019, with the additional risk factors set forth below:

“The recent COVID‑19 pandemic has had, and similar health epidemics could in the future have, an adverse impact on our business, operations, and the markets and communities in which we and our clients, members and providers operate.

Our business and operations have been adversely affected by the recent COVID‑19 pandemic, which has impacted the markets and communities in which we and our clients, members and providers operate. Since December 2019, when COVID‑19 was first reported, the virus has spread to many countries worldwide, including the United States and more specifically, New York, New York, where our primary office is located.

The ongoing COVID‑19 pandemic has adversely impacted, and may continue to adversely impact, many aspects of our business. Our providers have and may continue to delay new fertility cycles because they operate in areas acutely affected by the COVID‑19 pandemic or in order to conserve medical resources for non-fertility related medical treatments. Our members do and may continue to live in communities that are acutely affected by the COVID‑19 pandemic and have and may not want to continue or begin new fertility cycles during the pandemic. Furthermore, as certain of our potential clients experience downturns or uncertainty in their own business operations and revenue because of the economic effects resulting from the spread of COVID‑19, they have and may continue to decrease their spending on health benefits and delay or cancel implementation of fertility benefits. Each of these factors could affect our utilization rates and the number of members enrolled in our clients’ benefit plans.

The COVID‑19 pandemic has been declared a national emergency. In response to the COVID‑19 pandemic, many state, local, and foreign governments have put in place, and others in the future may put in place, quarantines, executive orders, shelter-in-place orders, and similar government orders and restrictions in order to control the spread of the disease. Such orders or restrictions, or the perception that such orders or restrictions could occur, have resulted in business closures, work stoppages, slowdowns and delays, work-from-home policies, travel restrictions, and cancellation or postponement of events, among other effects that could negatively impact productivity and disrupt our operations and those of our clients, members and providers.

In light of the uncertainty and rapidly evolving situation relating to the spread of COVID‑19 and in compliance with shelter-in-place orders and other government executive orders directing that all non-essential businesses close their physical operations, we have implemented a work-from-home policy for all of our employees, and we may take further actions that alter our operations as may be required by federal, state, or local authorities, or which we determine are in the best interests of our business, our employees and the communities we serve. While most of our operations can be performed remotely, there is no guarantee that we will be as effective while working remotely because our team is dispersed, many employees may have additional personal needs to attend to (such as looking after children as a result of school closures or family who become sick), and employees may become sick themselves and be unable to work. Decreased effectiveness of our team could adversely affect our results due to our inability to meet in person with potential clients, longer time periods to complete implementation of new clients, longer time to respond to members, extended timelines for data collection and review and a corresponding reduction in growth, or other decreases in productivity that could seriously harm our business. In addition, working remotely could increase our cybersecurity risk and make us more susceptible to communication disruptions, which could adversely impact our business operations or delay necessary interactions with our clients, members, providers and other third parties. Furthermore, we may decide to postpone or cancel planned investments in our business in response to changes in our business as a result of the spread of COVID‑19, which may impact our member utilization and rate of growth, either of which could seriously harm our business.

In addition, while the potential impact and duration of the COVID‑19 pandemic on the global economy and our business in particular may be difficult to assess or predict, the pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, reducing our ability to access capital, which could negatively affect our liquidity in the future. Moreover, to the extent the COVID‑19 pandemic adversely affects our business, financial condition and results of operations, it may also have the effect of heightening many of the other risks described under Part I, Item A. ‘Risk Factors’ of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, including but not limited to, those related to our ability expand our customer base and develop and expand our sales and marketing capabilities, and may impact our ability to comply with the financial covenant in our loan agreement with Silicon Valley Bank if a material economic downturn results in substantially lower revenue than expected under our annual financial projections.

The global impact of COVID‑19 continues to rapidly evolve, and we will continue to monitor the situation closely. The ultimate impact of the COVID‑19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, operations, or the global economy as a whole. While the spread of COVID‑19 may eventually be contained or mitigated, there is no guarantee that a future outbreak of this or any other widespread epidemics will not occur, or that the global economy will recover, either of which could seriously harm our business.

We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which would cause our stock price to decline.

We have provided and may continue to provide guidance about our business and future operating results. For example, we issued guidance for the first quarter 2020 and the full year 2020 on March 5, 2020. However, we withdrew this guidance on March 18, 2020 after the American Society for Reproductive Medicine (ASRM) issued guidance on March 17, 2020, which recommended suspension of new, non-urgent treatments. On May 12, 2020, we issued guidance for the second quarter of 2020. In developing this guidance, our management must make certain assumptions and judgments about its future performance. Some of those key assumptions relate to the impact of the COVID‑19 pandemic and the associated economic uncertainty on our business and the timing and scope of economic recovery globally and the timing of the resumption of fertility services at clinics across the country, as well as how long it will take both clinics and patients to return to normal practice volumes, which are inherently difficult to predict. This guidance, which consists of forward-looking statements, is qualified by, and subject to, such assumptions, estimates and expectations as of the date such guidance is given. While presented with numerical specificity, this guidance is necessarily speculative in nature, and is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release of such guidance. Furthermore, analysts and investors may develop and publish their own projections of our business, which may form a consensus about our future performance. Our actual business results may vary significantly from such guidance or that consensus due to a number of factors, many of which are outside of our control, including due to the global economic uncertainty and financial market conditions caused by the COVID‑19 pandemic, and which could adversely affect our business and future operating results. There are no comparable recent events that provide insights as to the probable effect of the COVID‑19 pandemic, and, as a result, the ultimate impact of the COVID‑19 outbreak is highly uncertain and subject to change. We are relying on the reports and models of economic and medical experts in making assumptions relating to the duration of this crisis and predictions as to timing and pace of any future economic recovery. If these models are incorrect or incomplete, or if we fail to accurately predict the full impact that the COVID‑19 pandemic will have on all aspects of our business, the guidance and other forward-looking statements we provide may also be incorrect or incomplete. Furthermore, if we make downward revisions of our previously announced guidance, or if our publicly announced guidance of future operating results fails to meet expectations of securities analysts, investors or other interested parties, the price of our common stock would decline.”

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release of Progyny, Inc. dated May 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progyny, Inc.

Dated: May 12, 2020
	By:	/s/ David Schlanger
David Schlanger
Chief Executive Officer

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